Exhibit 10.29
Director Restricted Stock Unit Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

1.Grant of Restricted Stock.

IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant a Restricted Stock Unit Award consisting of the number of Restricted Stock Units (“RSUs”) stated in this Agreement, including any exhibit, appendix or addendum hereto (the “Agreement”). Each RSU represents the right to receive one share of common stock, $.010 par value, of the Company (individually a “Share” and collectively the “Shares”). The Company will record on its books the grant of the RSUs to the Participant and will issue Shares upon vesting of the RSUs as provided below. This award of RSUs is subject to the terms and conditions set forth in this Agreement, the Company’s 2018 Stock Incentive Plan (the “Plan”) and the description of the Plan set forth in the Plan Prospectus. The Plan and the Plan Prospectus are provided to the Participant with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan or the Plan Prospectus.

2.Vesting and Forfeiture.

(a)Vesting. Subject to Section 2(b) and (c), the RSUs shall vest and become nonforfeitable in accordance with the vesting schedule set forth in this Agreement.

(b)Forfeiture. Except as otherwise provided in this Section 2, in the event that the Participant ceases to be a member of the Board (an “Eligible Grantee”) for any reason or no reason, the balance of RSUs that have not vested as of the date of such cessation will be forfeited and the Participant will have no future rights with respect to any such unvested RSUs.

(c)Disability or Death.  In the event that the Participant’s service to the Company is terminated as a result of the Participant’s Disability (as defined in Section 22(e)(3) of the Code) or as a result of the Participant’s death, all RSUs that have not vested as of the date of such cessation of service shall immediately vest and become nonforfeitable as of the date of the Participant’s Disability or death; provided, however, if such Disability or death occurs within one year of the grant date of this award, then this award shall continue to vest after the date of such Disability or death in accordance with the schedule described in Section 2(a) above, except that all RSUs that have not vested as of the date of such cessation of service will immediately vest and become nonforfeitable as of the date that is the one-year anniversary of the grant date of this award.

3.Restrictions on Transfer.

The Participant may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of by operation of law or otherwise, any RSUs, or any interest therein, except by will or the laws of descent and distribution.

4.Rights as Stockholder.

Neither the Participant, nor any person claiming through the Participant, will have any of the rights or privileges of a stockholder of the Company with respect to the RSUs unless and until Shares have been issued, recorded on the records of the Company or its transfer agent, and delivered to the Participant upon vesting of the RSUs. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to the Shares.

5.Delivery of Shares; Compliance with Securities Laws, Etc.

(a)General. The Company shall, upon vesting of RSUs hereunder, make prompt delivery of vested Shares to the Participant, or if the Participant has died or become Disabled (as defined in Section 2(c) above), to the person to whom this award is transferred by will or the laws of descent and distribution, provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.

(b)Listing, Qualification, Etc. The RSUs shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance of Shares hereunder, then such issuance shall be deferred until such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for, effect disclosure, or to satisfy such other condition.

6.No Special Service Rights.

Nothing contained in the Plan, the Plan Prospectus or this Agreement shall be construed or deemed to constitute a service contract or confer or be deemed to confer on the Participant any right to continue in the service of, or to continue any other relationship with, the Company or an Affiliate or limit in any way any right of the Company or an Affiliate, as applicable, to terminate the Participant’s service or other relationship at any time, with or without cause.

7.Taxes.

(a)Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax (whether foreign, federal, state or local), social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (the “Tax-Related Items”) is and remains the Participant’s responsibility as it may come due and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In addition, the Participant further acknowledges that Tax-Related Items may be incurred at different times. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award.

(b)Withholding. The Participant acknowledges and agrees to make arrangements satisfactory to the Company with respect to any withholding obligation the Company may have for Tax-Related Items. Without limitation to the foregoing, the Participant acknowledges and agrees that to satisfy any such withholding obligation for Tax-Related Items, the Company may (i) deduct and retain from the Shares to be distributed upon vesting of RSUs such number of Shares as is equal in value to the Tax-Related Items, (ii) withhold from the Participant's wages or other cash compensation paid to the Participant by the Company, (iii) withhold from proceeds of the sale of Shares acquired upon vesting and settlement of the RSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (iv) withhold by any other method permitted under the Plan and applicable law.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Participant's jurisdiction (in which case, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares). If the obligation for Tax-Related Items is satisfied by withholding in Shares, as described in (i) above, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested portion of the RSUs. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(c)Tax Consequences. The Participant has reviewed with his or her own tax advisors the applicable tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.

8.Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to E*TRADE or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.
The Participant authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan.
9.Miscellaneous.
(a)This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(b)Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time, subject to the requirements for certain amendments or alterations set forth in the Plan.

(c)This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 hereof.

(d)The right of the Participant to receive Shares pursuant to this award is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this award other than those of an unsecured general creditor of the Company.

(e)The RSUs and the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflict of laws principles.

(f)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.

(h)All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth in this Agreement or at such other address as may be designated in writing by either of the parties to one another.

(i)The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(j)The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.